UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

KALEYRA INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-38320	82-3027430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Via Marco D’Aviano, 2
Milano MI, Italy 20131	20131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 02 288 5841

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 1, 2021, Kaleyra Inc., a Delaware corporation (the “Company” or “Parent”) completed its acquisition (the “Acquisition”) of Vivial Inc. (“Vivial”), and the business owned by Vivial known as mGage (“mGage”), a leading global mobile messaging provider. Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 18, 2021, by and among the Company, its wholly-owned subsidiary, Volcano Merger Sub, Inc. (“Merger Sub”), Vivial and GSO Special Situations Master Fund LP, solely in its capacity as the Stockholder Representative (the “Stockholder Representative”), Vivial was merged (the “Merger”) with and into Merger Sub, with Vivial surviving as a wholly-owned subsidiary of the Company. The name of Vivial was changed to mGage Group Holdings, Inc. (“mGage Group Holdings”) as a result of the Merger. A copy of the Merger Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Merger was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2021.

In connection with the Merger, Vivial formed a wholly-owned subsidiary (“SpinCo”), into which it transferred two other wholly-owned subsidiaries, Vivial Mobile LLC, a Delaware limited liability company, and Vivial Media LLC, a Colorado limited liability company, and its subsidiaries (the “Reorganization”). Following the Reorganization, Vivial caused its stockholders to receive on a pro rata basis 100% of the shares of SpinCo common stock (the “Distribution”, and the Distribution together with the Reorganization is referred to as the “Separation”). As a result of and following the Separation, Vivial solely owned the business of mGage immediately prior to the consummation of the Merger. The Separation and Distribution have been effectuated pursuant to a Separation and Distribution Agreement entered into in connection with the closing of the Acquisition on June 1, 2021, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein.

In support of the consummation of the Merger, on February 18, 2021, the Company entered into subscription agreements (the “PIPE Subscription Agreements”), each dated February 18, 2021, with certain institutional investors (the “PIPE Investors”), pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Merger, an aggregate of 8,400,000 shares (the “PIPE Shares”) of the Company’s common stock to the PIPE Investors at $12.50 per share, and the Company also entered into convertible note subscription agreements (the “Convertible Note Subscription Agreements”), each dated February 18, 2021, with certain institutional investors (the “Convertible Note Investors”), pursuant to which the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Merger, $200,000,000 aggregate principal amount of 6.125% unsecured convertible notes (the “Convertible Notes”). The issuance of the Convertible Notes, together with the issuance of the PIPE Shares, constitutes the sources of the cash funds used for the Acquisition and expenses pertaining to the Acquisition. Copies of the form of PIPE Subscription Agreement and the form of Convertible Note Subscription Agreement were filed as exhibits to our Current Report on Form 8-K filed with the SEC on February 23, 2021.

This Current Report on Form 8-K contains forward-looking statements that reflect the current judgment of the Company on certain issues, including the Company’s use of the businesses acquired by it in the Acquisition. Because these statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially include the ability of the Company successfully to operate the mGage business through the Company’s separate subsidiary, mGage Group Holdings, the intense competition the Company faces, and the other risks described in Item 1 and Item 7 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, on file with the SEC, which factors are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Unsecured Convertible Notes and Indenture

In connection with the issuance of the Convertible Notes pursuant to the terms of the Convertible Note Subscription Agreements, the Company entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “Indenture Trustee”), in respect of the $200,000,000 of Convertible Notes that were issued to the Convertible Note Investors. The terms of the Convertible Notes are set forth in the Convertible Note Subscription Agreements, the Indenture and the form of Global Note attached as Exhibit A to the Indenture (the “Global Note”). The Convertible Notes bear interest at a rate of 6.125% per annum, payable semi-annually, and are convertible into 11,851,852 shares of Parent Common Stock at a conversion price of $16.875 per share of Parent Common Stock in accordance with the terms of the Indenture, and mature five years after their issuance. The Company may, at its election, force conversion of the Convertible Notes after (i) the first anniversary of the issuance of the Convertible Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Parent Common Stock exceeds 150% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter and (ii) the second anniversary of the issuance of the Convertible Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Parent Common Stock exceeds 130% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter. Following certain corporate events that occur prior to the maturity date or if the Company forces a mandatory conversion, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event or has its Convertible Notes mandatorily converted, as the case may be. In addition, in the event that a holder of the Convertible Notes elects to convert its Convertible Notes prior to the third anniversary of the issuance of the Convertible Notes, the Company will be obligated to pay an amount equal to twelve months of interest, or if on or after such third anniversary of the issuance of the Convertible Notes, any remaining amounts that would be owed to, but excluding, the fourth anniversary of the issuance of the Convertible Notes (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash or shares of Parent Common Stock as set forth in the Indenture.

The foregoing description of the Convertible Note Subscription Agreements, the Indenture and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to the text of the Convertible Note Subscription Agreements, the form of which is included as Exhibit 10.4 to our Current Report on Form 8-K filed on February 23, 2021, and the Indenture, including the form of Global Note attached as Exhibit A thereto, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Escrow Agreement

In connection with the closing of the Merger, the Company, the Stockholder Representative and Citibank, N.A., as the escrow agent thereunder (the “Escrow Agent”) entered into an escrow agreement dated as of June 1, 2021 (the “Escrow Agreement”) which provides for an escrow fund to secure payment of post-closing adjustments to the purchase price paid by the Company at the time of closing of the Acquisition. The escrow fund was funded by the Company at the closing through the payment of immediately available funds in the amount of $2,000,000, and will be distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement and the Merger Agreement.

The foregoing description of the Escrow Agreement is not complete and is subject to, and qualified in its entirety by reference to the Escrow Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein.

Transition Services Agreement

In connection with the closing of the Acquisition, mGage Group Holdings and SpinCo entered into a Transition Services Agreement dated as of June 1, 2021 (the “Transition Services Agreement”) pursuant to which SpinCo will agree to provide certain services in support of the Acquisition of the mGage business up through at most March 31, 2022, with such services being in order to facilitate the transactions contemplated by the Merger Agreement, including human resources, information technology support, and finance and accounting. mGage Group Holding has further agreed to pay a service fee specified for each service provided.

The foregoing description of the Transition Services Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Transition Services Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K.

Separation and Distribution Agreement

In connection with, and immediately prior to, the closing of the Acquisition, Vivial and SpinCo entered into a Separation and Distribution Agreement dated as of June 1, 2021 (the “Separation and Distribution Agreement”) which sets forth the various rights and obligations of such parties in connection with the Separation. Pursuant to the Separation and Distribution Agreement, Vivial and SpinCo agreed, among other things, to (i) allocate and transfer those assets used in the SpinCo business and separately identified by such parties, along with any liabilities relating to, arising out of or resulting from the operation of the SpinCo business along with specified liabilities relating to operation of SpinCo’s business prior to the Distribution, and (ii) terminate certain intercompany contracts and liabilities and settle all intercompany receivables at the time of the Distribution. The Distribution occurred immediately prior to Closing, after completion of the Reorganization.

The foregoing description of the Separation and Distribution Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Separation and Distribution Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.01	Acquisition or Disposition of Assets

The information set forth in the Introductory Note above is incorporated by reference in response to this Item 2.01. As a result of the Acquisition, the Company acquired Vivial and the business known as mGage on June 1, 2021.

The purchase price for the Acquisition under the Merger Agreement was $215 million. At the effective time of the Merger (the “Effective Time”), each share of Vivial common stock, par value $0.01 per share (collectively, the “Vivial Common Stock”) that was issued and outstanding immediately prior to the Effective Time (including shares of Vivial Common Stock resulting from the conversion of restricted stock units prior to the Effective Time) was cancelled and converted into and thereafter represents the right to receive, without interest, in accordance with a schedule that was delivered by Vivial prior to the closing of the Merger, (i) the Estimated Per Share Merger Consideration plus (ii) such share’s Allocable Share of any Adjustment Amount distributed pursuant to the Merger Agreement and Adjustment Escrow Amount in accordance with the Escrow Agreement that was established for the Adjustment Escrow Amount plus (iii) its Allocable Share of any amount from the Stockholder Representative Expense Fund distributed. “Allocable Share” means with respect to each share of Vivial Common Stock that was issued and outstanding immediately prior to the Effective Time (other than shares held in Vivial’s treasury or by the Company or Merger Sub and such amount of shares that are repurchased in accordance with Vivial’s existing Investor Rights Agreement)), a fraction (a) the numerator of which is one and (b) the denominator of which is the aggregate number of shares of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in Vivial’s treasury or by the Company or Merger Sub). The “Adjustment Amount” means the Final Merger Consideration minus the Estimated Merger Consideration.

The “Merger Consideration” means an amount equal to (a) $195,000,000 minus (b) the amount of the Closing Debt plus (c) the amount of the Closing Cash plus (d) if the Closing Net Working Capital exceeds $7,500,000 (the “Net Working Capital Target”), the amount of such excess minus (e) if the Net Working Capital Target exceeds the Closing Net Working Capital, the amount of such excess minus (f) the Closing Company Transaction Expenses plus (g) $20,000,000 (the “Parent Common Stock Consideration Amount”); provided, however, in no event shall Closing Cash exceed $7,000,000 (the “Maximum Closing Cash Amount”). At the Closing, the estimated Closing Cash was approximately $2,531,704 and the Closing Net Working Capital was estimated to exceed the Net Working Capital Target by approximately $1,667,161. The “Estimated Merger Consideration” is the estimated calculation of the Merger Consideration that will be made by Vivial two business days prior to the anticipated date of closing of the Merger (the “Closing Date”) using the formula set forth in the prior sentence. The “Estimated Per Share Merger Consideration” means an amount equal to (x) the Closing Payment divided by (y) the aggregate number of shares of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in Vivial’s treasury or by the Company or Merger Sub). The “Closing Payment” means the Estimated Merger Consideration minus $2,000,000 (the “Adjustment Escrow Amount”) minus $500,000 (the “Stockholder Representative Expense Fund”). “Final Merger Consideration” means the Merger Consideration finally determined by the parties following the adjustment process specified in the Merger Agreement. The Estimated Merger Consideration was approximately $96,685,509.

The “Closing Cash” means the cash outstanding of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. The “Closing Debt” means the aggregate indebtedness outstanding of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. The estimated Closing Debt at the Closing was approximately $84,340,396. The “Closing Net Working Capital” means the Net Working Capital of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. “Net Working Capital” means: (a) current assets minus (b) current liabilities (including uncleared checks written by Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation), in each case determined in accordance with Vivial’s accounting principles. For the avoidance of doubt, Net Working Capital shall exclude long term assets and liabilities, and any items of Indebtedness, income taxes, deferred tax assets and liabilities, cash, Closing Company Transaction Expenses, and intercompany balances among Vivial, mGage and any of Vivial’s wholly owned subsidiaries that remain following the Separation.

The “Closing Company Transaction Expenses” means the Company Transaction Expenses outstanding on the Closing Date to the extent not paid by Vivial at 11:59 p.m. (New York Time) on the date immediately preceding the Closing Date. “Company Transaction Expenses” means all (a) expense reimbursement payable to any other bidders of the transactions contemplated by the Merger Agreement, (b) fees, costs, charges, expenses and obligations payable to Vivial’s advisors and other fees, costs, charges, expenses and obligations of professional service firms incurred by Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation in connection with the transactions contemplated by the Merger Agreement, the Separation and Distribution Agreement and the Distribution and Reorganization, in each case to the extent unpaid as of the Closing Date, (c) the amount of the aggregate of the Employee Payments, and all employer taxes related thereto, (d) the cost of terminating in full all obligations or liabilities under any advisory or similar affiliate agreements (if any), (e) all transfer taxes allocable to SpinCo under the Merger Agreement, (f) 50% of all other transfer taxes not expressly allocable to SpinCo, (g) 50% of the costs fees and expenses of obtaining, and relating to, a tail director and officer insurance policy, and (h) 50% of the fees to be paid for antitrust review of the Merger; provided, that Company Transaction Expenses shall not include any amounts (i) to the extent included in the calculation of the Adjustment Amount as Closing Debt, (ii) to the extent included as current liabilities in the calculation of Net Working Capital and (iii) any fees or expenses incurred by or on behalf of the Company or Merger Sub in connection with the transactions contemplated by the Merger Agreement or any other transaction document, whether or not billed or accrued (including any fees and expenses of legal counsel, financial advisors, investment bankers, brokers and accountants of the Company or Merger Sub). The “Employee Payments” means, without duplication, in respect of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation any payments in respect of (a) severance, change in control, retention, transaction or similar bonus, termination or similar amounts payable and (b) any payments in respect of equity-based compensation (including any profits interests), in each case of clause (a) or (b), payable to any person solely in connection with the closing of the Merger to the extent due and payable as of such closing. The estimated Closing Company Transaction Expenses at the Closing was approximately $38,172,961.

The Parent Common Stock Consideration Amount was paid with the issuance of such number of shares of common stock of the Company, par value $0.0001 per share (the “Parent Common Stock”) equal to (a) the Parent Common Stock Consideration Amount, divided by (b) $12.50, or a total of 1,600,000 shares of Parent Common Stock. The remainder of the Merger Consideration was paid in cash in the amount of approximately $78,776,455.

The Merger will be accounted for as an acquisition of Vivial by the Company under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States.

The terms of the Merger Agreement and the Acquisition were determined on the basis of “arm’s-length” negotiations among the parties. Prior to the execution of the Merger Agreement, none of the Company, its officers or directors or any associate of any such officer or director, or its affiliates had any material relationship with Vivial.

mGage maintains a global footprint with leased facilities located in Los Angeles, Atlanta, The Netherlands and London. The Company believes that the current facilities of mGage are adequate to meet mGage’s ongoing needs and that, if it requires adjusted or additional space, it will be able to obtain additional facilities on commercially reasonable terms, or further consolidate facilities. Going forward, the Company will continue to assess its facilities requirements for mGage and make appropriate adjustments as needed and dictated by the business. mGage operates infrastructure in three (3) third-party data centers under colocation agreements and leverages cloud services operated by Amazon Web Services.

The foregoing discussion of the Merger Agreement does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed February 23, 2021 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Closing, the Company issued $200,000,000 of Convertible Notes to the Note Investors pursuant to the terms of the Note Subscription Agreements, the Indenture and the Global Note. The disclosure contained in Item 1.01 of this Current Report on Form 8-K (“Report”) is also incorporated herein by reference.

This summary is qualified in its entirety by reference to (i) the Convertible Note Subscription Agreements, the form of which is included as Exhibit 10.4 to our Current Report on Form 8-K filed February 23, 2021 and is incorporated herein by reference, and (ii) the Indenture, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

In support of the consummation of the Acquisition, on February 18, 2021, the Company entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements which closed immediately prior to the closing of the Merger, an aggregate of 8,400,000 shares of the Company Common Stock to the PIPE Investors at $12.50 per share, and the Company also entered into the Convertible Note Subscription Agreements with the Convertible Note Investors pursuant to which the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Merger, $200,000,000 aggregate principal amount of the Convertible Notes. The disclosure contained in Item 1.01 of this Report is also incorporated herein by reference.

This summary is qualified in its entirety by reference to (i) the PIPE Subscription Agreements, the form of which is attached as Exhibit 10.3 to our Current Report on Form 8-K filed on February 23, 2021 and is incorporated herein by reference, (ii) the Convertible Notes Subscription Agreements, the form of which is included as Exhibit 10.4 to our Current Report on Form 8-K filed on February 23, 2021 and is incorporated herein by reference, and (iii) the Indenture, including the form of Global Note attached as Exhibit A thereto, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 8.01	Other Events.

On June 1, 2021, the Company announced that it was consummating its previously announced business combination with Vivial Networks, Inc. A copy of the press release issued by the Company announcing the consummation of its business combination is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Rule 8-04 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the latest date on which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(c)	Exhibits

The Exhibits filed as part of this Current Report on Form 8-K are listed on the Exhibit Index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents incorporated herein by reference, are attached hereto. Documents identified as incorporated herein by reference are not attached hereto and, pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to such documents as previously filed with the Securities and Exchange Commission.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

10.1	Indenture dated as of June 1, 2021 by and between the Company and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder.

10.2	Escrow Agreement dated as of June 1, 2021 by and among the Company, the Stockholder Representative, and Citibank, N.A., as escrow agent.

10.3	Transition Services Agreement dated as of June 1, 2021 by and between Vivial Media Holdings, Inc. and Volcano Merger Sub, Inc.

10.4	Separation and Distribution Agreement dated as of June 1, 2021 by and between Vivial Inc. and Vivial Media Holdings, Inc.

99.1	Press Release of Kaleyra Inc. dated June 1, 2021 announcing closing of the mGage acquisition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2021

KAYELRA INC.

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President